Exhibit 99.1

MaxCyte Reports Second Quarter 2026 Financial Results

•	Reports total revenue of $7.3 million for the second quarter of 2026, including $6.5 million of core revenue and $0.8 million of SPL Program-related revenue
•	Reiterates Full Year 2026 Guidance
•	Repurchased approximately $5.5 million of common stock to date under the Company’s $10 million share repurchase program authorized by the Board
•	Following end of quarter, announced strategic, multi-platform technology license partnership with Genentech in July

ROCKVILLE, MD, August 12, 2026 — MaxCyte, Inc. (NASDAQ: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics, today announced its second quarter ended June 30, 2026 financial results and reiterated its 2026 guidance.

"We are pleased with our second quarter results, which were ahead of our expectations, driven by execution on instrument placements and stability in processing assembly sales," said Maher Masoud, President and CEO of MaxCyte. "A significant development for MaxCyte was the recent signing of our first multi-platform technology license partnership with large pharma, an enterprise-level agreement with Genentech that we believe will unlock meaningful new opportunities for MaxCyte. Separately, our SPL portfolio remains a key driver of long-term value as evident by growing commercial royalty revenue and the advancement of a significant number of SPL programs through the clinic. Lastly, our goal has been to return to revenue growth while reducing our net losses. In the first half of 2026, we delivered a meaningful reduction in net loss and expect to benefit further as we continue to execute against our plan and return to revenue growth.”

Second Quarter Financial Results

•	Total revenue of $7.3 million in the second quarter of 2026, a decrease of 15% over the second quarter of 2025.
o	Core business revenue of $6.5 million in the second quarter of 2026, a decrease of 21% over the second quarter of 2025.
o	Strategic Platform License (SPL) Program-related revenue was $0.8 million for the second quarter of 2026, compared to $0.3 million in the second quarter of 2025.
•	Gross profit for the second quarter of 2026 was $5.6 million (77% gross margin), compared to $7.0 million (82% gross margin) in the second quarter of 2025.
•

Non-GAAP adjusted gross margin was 77% when excluding SPL Program-related revenue and reserves for excess and obsolete inventory, compared to non-GAAP adjusted gross margin of 83% in the second quarter of 2025.

•	Operating expenses for the second quarter of 2026 were $15.8 million, compared to operating expenses of $21.2 million in the second quarter of 2025.
•	Second quarter 2026 net loss was $8.9 million compared to net loss of $12.4 million for the same period in 2025.

•

EBITDA, a non-GAAP measure, was a loss of $9.3 million for the second quarter of 2026, compared to a loss of $13.1 million for the second quarter of 2025; stock-based compensation expense was $1.2 million in the second quarter of 2026 compared to $3.5 million in the second quarter of 2025.

•	Total SPL agreements was 29 as of June 30, 2026, which includes 12 programs currently in the clinic (defined as programs with at least a cleared IND or equivalent) and one commercial program.
•	Total cash, cash equivalents and investments were $141.9 million as of June 30, 2026.

Full Year 2026 Guidance

•	Full year revenue expected to be $30 million to $32 million consisting of:
o	Core revenue of $25 million to $27 million.
o

SPL Program-related revenue of approximately $5 million for the year; SPL Program-related revenue guidance includes both revenue of approximately $3 million from milestone payments and approximately $2 million from commercial royalties.

•	MaxCyte expects to end 2026 with at least $130.5 million in total cash, cash equivalents and investments, excluding any further capital deployed toward the share repurchase program.

The following tables provide details regarding the sources of our revenue for the periods presented.

	Three Months Ended
	June 30 (Unaudited)
	2026	2025	%
(in thousands, except percentages)
Instruments	$1,761	$2,141	(18%)
PAs and Consumables	2,337	3,128	(25%)
Licenses	1,822	2,619	(30%)
Assay Service	245	51	380%
Other	338	259	31%
Total Core Revenue	$6,503	$8,198	(21%)
Milestones	4	4	0%
Royalties	764	305	150%
Total Revenue	$7,271	$8,507	(15%)

Webcast and Conference Call Details

MaxCyte will host a conference call today, August 12, 2026, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the "Events" section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

At MaxCyte®, we are committed to building better cells together. As a leading cell-engineering company, we are driving the discovery, development and commercialization of next-generation cell therapies. Our best-in-class Flow Electroporation® technology and SeQure™ gene editing risk assessment services enable high-performance cell engineering and rigorous evaluation of editing outcomes, supporting confidence in therapeutic development. Supported by expert scientific, technical and regulatory guidance, our platform empowers researchers to engineer diverse cell types and payloads, accelerating the development of safe and effective treatments for human health. For more than 25 years, we've been advancing cell engineering, shaping the future of medicine.

Learn more at maxcyte.com and follow us on LinkedIn and Bluesky.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings before interest income and expense, taxes, depreciation and amortization. MaxCyte believes that EBITDA provides useful information to management and investors relating to its results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

This press release also contains Non-GAAP Gross Margin, which we define as Gross Margin when excluding SPL program related revenue and reserves for excess and obsolete inventory. The Company believes that the use of Non-GAAP Gross Margin provides an additional tool to investors because it provides consistency and comparability with past financial performance, as Non-GAAP Gross Margin excludes non-core revenues and inventory reserves, which can vary significantly between periods and thus affect comparability.

Management does not consider these Non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant revenues and expenses that are required by GAAP to be recorded in the Company's financial statements. In order to compensate for these limitations, management presents these Non-GAAP financial measures along with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of net loss, the most comparable GAAP financial measure, to EBITDA, and Gross Margin, the most comparable GAAP financial measure, to Non-GAAP Gross Margin, are included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the Company's business.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements about us and our industry involve substantial known and unknown risks, uncertainties, and assumptions, including those described in Item 1A under the heading "Risk Factors" and elsewhere in our report on Form 10-K, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans, customer expectations and objectives of management for future operations, are forward-looking statements. Forward-looking statements include, but are not limited to, statements about possible or future results of operations or financial position. In some cases, you can identify forward-looking statements because they contain words such as "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "seek," "predict," "future," "project," "potential," "continue," "contemplate," "target," the negative of these words and similar words or expressions. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements contained in this press release, include, without limitation, our full year 2026 revenue and cash guidance, statements concerning the following: our expected future growth and success of our business model; the size and growth potential of the markets for our products, and our ability to serve those markets, increase our market share, and achieve and maintain industry leadership; our ability to expand our customer base and enter into additional SPL partnerships; expectations regarding customer-level activities (including the expected advancement of our SPL partners' clinical programs, including Phase 3 trial initiations); the timing and amount of any share repurchases under our share repurchase program; our financial performance and capital requirements; the adequacy of our cash resources and availability of financing on commercially reasonable terms; our expectations regarding general market and economic conditions that may impact investor confidence in the biopharmaceutical industry and affect the amount of capital such investors provide to our current and potential partners; and our use of available capital resources.

These and other risks and uncertainties are described in greater detail in Item 1A , entitled "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available through the Investor Menu, Financials section, under "SEC Filings" on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements in this press release are based on our current beliefs and opinions on the relevant subject based on information available to us as of the date of such press release, and you should not rely on forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

MaxCyte Contacts:

US IR Adviser

Gilmartin Group

Erik Abdow

ir@maxcyte.com

Media Contact
Oak Street Communications
Kristen White

kristen@oakstreetcommunications.com
415.608.6060

MaxCyte, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$15,042	$20,065
Short-term investments, at amortized cost	90,648	82,979
Accounts receivable, net	3,922	3,503
Inventory, net	7,798	7,547
Prepaid expenses and other current assets	3,664	4,275
Assets held for sale	200	—
Total current assets	121,274	118,369

Investments, non-current, at amortized cost	36,233	52,570
Property and equipment, net	14,897	17,531
Right-of-use asset - operating leases	10,472	10,920
Intangible assets, net	766	650
Other assets	1,030	2,467
Total assets	$184,672	$202,507

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,734	$1,401
Accrued expenses and other	4,170	7,812
Operating lease liability, current	1,528	1,456
Deferred revenue, current portion	2,463	3,598
Total current liabilities	9,895	14,267

Operating lease liability, net of current portion	15,723	16,487
Other liabilities	302	263
Total liabilities	25,920	31,017

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 107,447,077 and 106,789,618 shares issued, and 106,134,011 and 106,789,618 outstanding at June 30, 2026 and December 31, 2025, respectively	1,074	1,068
Additional paid-in capital	434,263	431,905
Treasury stock, 1,313,066 shares, at cost	(1,478)	—
Accumulated deficit	(275,107)	(261,483)
Total stockholders' equity	158,752	171,490
Total liabilities and stockholders' equity	$184,672	$202,507

MaxCyte, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$7,271	$8,507	$16,922	$18,897
Cost of goods sold	1,675	1,519	3,244	3,016
Gross profit	5,596	6,988	13,678	15,881

Operating expenses:
Research and development	4,253	6,269	8,110	12,172
Sales and marketing	3,364	5,786	6,792	11,484
General and administrative	7,258	8,080	13,224	16,606
Depreciation and amortization	953	1,080	1,969	2,141
Total operating expenses	15,828	21,215	30,095	42,403
Operating loss	(10,232)	(14,227)	(16,417)	(26,522)

Other income:
Interest income	1,358	1,870	2,793	3,904
Total other income	1,358	1,870	2,793	3,904
Net loss	$(8,874)	$(12,357)	$(13,624)	$(22,618)
Basic and diluted net loss per share	$(0.08)	$(0.12)	$(0.13)	$(0.21)
Weighted-average shares outstanding, basic and diluted	106,822,633	106,403,540	106,848,715	106,178,262

MaxCyte, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(13,624)	$(22,618)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,025	2,196
Impairment of fixed assets	630	—
Lease right-of-use asset amortization	448	378
Net book value of consigned equipment sold	102	55
Loss on disposal of property and equipment	22	113
Stock-based compensation	2,301	6,553
Credit loss expense	—	10
Provision for inventory reserve	379	165
Amortization of discounts on investments	(838)	(1,635)

Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(419)	(1,077)
Inventory	(852)	754
Prepaid expense and other current assets	611	773
Other assets	1,449	(1,140)
Accounts payable, accrued expenses and other	(3,276)	(5,340)
Operating lease liability	(692)	(593)
Deferred revenue	(1,135)	(2,831)
Other liabilities	39	(26)
Net cash used in operating activities	(12,830)	(24,263)

Cash flows from investing activities:
Purchases of investments	(36,494)	(63,523)
Maturities of investments	46,000	77,600
Purchases of property and equipment	(134)	(1,237)
Acquisition of intangible assets	(150)	—
Acquisition of business, net of cash acquired of $541	—	(1,773)
Net cash provided by investing activities	9,222	11,067

Cash flows from financing activities:
Proceeds from exercise of stock options	29	403
Proceeds from issuance of common stock under employee stock purchase plan	34	134
Repurchases of common stock	(1,478)	—
Net cash (used in) provided by financing activities	(1,415)	537
Net decrease in cash and cash equivalents	(5,023)	(12,659)
Cash and cash equivalents, beginning of period	20,065	27,884
Cash and cash equivalents, end of period	$15,042	$15,225

Unaudited Reconciliation of Net Loss to EBITDA

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(8,874)	$(12,357)	$(13,624)	$(22,618)
Depreciation and amortization expense	978	1,100	2,025	2,196
Interest income	(1,358)	(1,870)	(2,793)	(3,904)
Income taxes	—	—	—	—
EBITDA	$(9,254)	$(13,127)	$(14,392)	$(24,326)

Unaudited Reconciliation of Gross Margin to Non-GAAP Adjusted Gross Margin

(in thousands, except for percentages)

(Unaudited)

	Three months ended June 30, 2026			Three months ended June 30, 2025
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$7,271	$(768)	$6,503	$8,507	$(309)	$8,198
Cost of Goods Sold	1,675	(182)	1,493	1,519	(100)	1,419
Gross Margin	$5,596	$(586)	$5,010	$6,988	$(209)	$6,779
Gross Margin %	77%		77%	82%		83%

	Six months ended June 30, 2026			Six months ended June 30, 2025
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$16,922	$(4,201)	$12,721	$18,897	$(2,456)	$16,441
Cost of Goods Sold	3,244	(379)	2,865	3,016	(165)	2,851
Gross Margin	$13,678	$(3,822)	$9,856	$15,881	$(2,291)	$13,590
Gross Margin %	81%		77%	84%		83%

(1)	Adjustments include the exclusion of SPL program related revenue from Revenue, and the exclusion of reserves for excess and obsolete inventory from Cost of Goods Sold.